Consent of Independent Certified Public Accountant



         I consent to the use in this Registration Statement on Form SB-2 of my reports dated February 11, 2002 and August 9, 2001, relating to the financial statements of Acquirestuff.com, Inc., SEC File No. 333-69310, and to the reference to my firm under the caption "Experts" in the Prospectus.




                                       /s/ Quintanilla
                                       A Professional Accountancy Corporation
                                       Irvine, California

                                       October 1, 2002